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                                                                  EXHIBIT 23.10


                      LEGG MASON WOOD WALKER, INCORPORATED

                                     CONSENT

     We hereby consent to (i) the inclusion of our opinion letter, dated October 4, 1999 to the Board of Directors of Fall River Gas Company ("Fall River Gas") as Appendix B to the Proxy Statement/Prospectus of Fall River Gas and Southern Union Company ("Southern Union") relating to the proposed merger between Southern Union and Fall River Gas and (ii) all references to Legg Mason in the sections captioned "The Merger -- Fall River Gas Background of the Merger" and "The Merger-Opinion of Fall River Gas' Financial Advisor" of the Proxy Statement/Prospectus which form a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7, of, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


ALEXSANDER M. STEWART, Managing Director
Legg Mason Wood Walker, Incorporated

Baltimore, Maryland
June 30, 2000